Exhibit 99.1

Council Bluffs, Iowa ----- March 16, 2012---- At a meeting of the Board of Directors of Southwest Iowa Renewable Energy, LLC (“SIRE” or the “Company”) on March 16, 2012, the Board declared a dividend to be paid to its members in the amount of $76.11 per Unit (approximately $1,000,000 in total), with a record date of April 1, 2012 (the “Dividends”).  The Dividends are to be paid to the members on or before April 30, 2012.  Under the terms of SIRE’s credit agreements, SIRE’s senior secured lenders, led by AgStar Financial Services, P.A. (“AgStar”), and Bunge N.A. Holdings, Inc. ("Bunge") and ICM, Inc. ("ICM"), the holders of subordinated debt of the Company, were required to approve, and have approved, the payment of the Dividends.  SIRE has agreed with the senior lenders, in connection with the declaration of the Dividends, to make a $1,000,000 payment on SIRE’s term debt in excess of the principal otherwise required to be paid.

Chairman of the Board, Karol King remarked, “as our plant has come into full operations, the Board’s focus has been on reducing debt and working towards payment of dividends.  In the 12 calendar months ended December 31, 2011, SIRE was able to reduce the principal balance of its outstanding debt by approximately  $30,000,000.  In light of this substantial debt reduction, the Board and its lenders agreed that a dividend to members was timely and appropriate.”

CEO Brian T. Cahill noted, “our ability to make such a large debt reduction and also pay the Dividends is a great step for SIRE and demonstrates the commitment of our employees to sustained operations above our nameplate capacity and providing a return to our members.”

In addition, AgStar and the senior lenders have also agreed to the annual one-year extension of SIRE’s operating line of credit, through March 29, 2013.

About Southwest Iowa Renewable Energy, LLC:

SIRE is an Iowa limited liability company, located in Council Bluffs, Iowa, formed in March, 2005 to construct and operate a 110 million gallon name plate capacity ethanol plant.  SIRE began producing ethanol in February, 2009 and sells its ethanol, modified wet distillers grains with solubles, corn syrup, and corn oil in the continental United States.   SIRE also sells its dried distillers grains with solubles in the continental United States, Mexico and the Pacific Rim.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are made in good faith by SIRE  and are identified by including terms such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “plans,” or similar language.  In connection with these safe-harbor provisions, SIRE has identified in its Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and in the Company's subsequent filings with the SEC, important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of SIRE, including, without limitation, the risk and nature of SIRE’s business and the effects of general economic conditions on SIRE.  SIRE may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the ethanol industry, commodity market risks, financial market risks, counter-party risks, and risks associated with changes to federal policy or regulation. The cautionary statements in this press release expressly qualify all of SIRE’s forward-looking statements.   The forward-looking statements contained in this press release are included in the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  SIRE further cautions that such factors are not exhaustive or exclusive.  SIRE does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of SIRE unless an update is required by applicable securities laws.

Contact:

Karen Kroymann, Controller
Southwest Iowa Renewable Energy, LLC
712.366.0392